Exhibit 99.1

Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com
+1.781.690.2120

Cimpress Agrees to Acquire Leading French Web-To-Print Company
Exagroup SAS
- Acquisition supports strategy to leverage a common platform across multiple brands, each brand with a distinct value proposition and customer focus -

VENLO, the Netherlands, March 2, 2015 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, announced today it has entered into a definitive agreement to acquire Exagroup SAS, one of the leading web-to-print businesses in Europe that focuses on serving French graphic arts professionals and printers.

The acquisition supports Cimpress’ strategy of building a software-enabled operational platform that aggregates and optimizes the supply chain and production of mass customized products such as signage, printing, apparel and promotional products. Exagroup brings a large variety of high quality products and a sophisticated network of outsourcing partners that are expected, over time, to significantly expand the breadth and depth of the selection available on the Cimpress mass customization platform. Cimpress goes to market via a portfolio of specialized and focused brands and Exagroup also complements Cimpress’ strategy in this regard. Exagroup’s largest brand, Exaprint, serves graphic arts professionals and offline printers who, in turn, resell to end customers. Exagroup also goes to market via a network of almost 1,000 web-to-store retail partners under the PrintyShop™ brand and via the Pure Impression brand.

“We are excited to welcome Exagroup, its team members, and customers to Cimpress,” said Robert Keane, president and chief executive officer of Cimpress. “We are impressed by the company’s reputation for innovation, creativity, quality and reliability and look forward to supporting Exagroup in deepening its partnerships with its valued resellers.”

Keane continued, “Over the past 15 years, Exagroup has earned the loyalty of local printers, copy shops and graphic arts professionals by delivering a wide array of innovative, creative and high quality products via a simple-to-use extranet, complemented by white label marketing tools that enable resellers to fully control and own the relationship with the end customer. Cimpress plans to continue to invest in this reseller-focused value proposition and to use the versatility of our mass customization platform to bring even more value to Exagroup resellers.”

Nicolas Dematté, Exagroup’s chief executive officer said, “We are thrilled to join Cimpress and are excited about the opportunities this acquisition will provide to our customers and employees. We share a common vision of the future evolution of our industry, understanding that scale drives competitive advantage. Being part of Cimpress will strengthen Exagroup’s ability to help our customers succeed by augmenting our product range and helping to drive competitive costs. We have found a partner that provides international presence, financial strength and significant advantages in technology and operations, yet who is strongly committed to retaining and furthering Exagroup’s unique strengths and reseller-focused value proposition.”

Financial Terms of Agreement
Under the terms of the agreement, Cimpress will acquire 70 percent of the shares of Exagroup for a purchase price of approximately €91.5 million with an option to acquire the remaining 30 percent of the shares in 2019 for a price between €39 million and €47 million, subject to the achievement of financial performance targets for calendar year 2017.

Consideration for the transaction will be in cash, using Cimpress’ existing debt facility. Cimpress expects this transaction to be accretive to its fiscal 2015 revenue, but dilutive to GAAP EPS due to transaction costs as well as anticipated interest expense and expected amortization expense for acquisition-related intangible assets. The transaction is expected to be slightly dilutive in fiscal 2015 to operating cash flow, free cash flow, as well as non-GAAP EPS, which excludes amortization expense for acquisition-related intangible assets, due to transaction costs and anticipated interest expense. Cimpress will provide updated consolidated guidance in the next quarterly earnings announcement following the close of the transaction and subject to the completion of purchase accounting adjustments.

In calendar year 2014, Exagroup’s revenue was approximately €76 million, reflecting year-over-year growth of 17 percent. Exagroup’s free cash flow in calendar year 2014 was approximately €5 million and its EBITDA was approximately €14 million.

Subject to satisfaction of various closing conditions, including antitrust clearance, Cimpress expects the transaction to close during its fourth fiscal quarter of 2015.

Cimpress has posted additional information about the transaction, including a presentation and related commentary on the Investor Relations section of its website at ir.cimpress.com.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For 20 years, the company has focused on developing software and manufacturing capabilities that transform traditional markets in order to make customized products accessible and affordable to everyone.  Cimpress’ portfolio of brands includes Vistaprint, Albelli, Drukwerkdeal, Pixartprinting and others. That portfolio serves multiple customer segments across many applications for mass customization. The company produces more than 80 million unique products a year via its network of computer integrated manufacturing facilities. To learn more, visit http://www.cimpress.com.

About Exagroup
Exagroup, founded in 1999, is an exclusive “professionals only” online print platform that serves resellers in the printing, graphic arts and copy shop markets. With approximately 160 employees, Exagroup is based in Mauguio, a town close to Montpellier, France. The company offers a very large selection of products to fuel creative expression by its customers, and provides white label marketing tools that enable professional resellers to fully own the relationship with the end customer. In addition to internal production capabilities particularly focused on digital and offset printing, Exagroup boasts a strong network of outsource suppliers. The majority of its customers are located in France, and the company has recently expanded into Spain, Italy, Portugal and the UK.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including but not limited to the anticipated closing of Cimpress’ acquisition of Exagroup and the effects of the acquisition on Cimpress’ financial results and both companies’ businesses. Actual results may differ materially from those indicated by these forward-looking statements. If either company fails to satisfy the conditions to the closing of the transaction, then the acquisition may be delayed or may not close at all. In addition, the acquisition may fail to meet the companies’ business and financial expectations if, among other factors, Exagroup fails to grow its business, revenue, or markets as we expect; Exagroup fails to achieve or maintain profitability; the companies fail to retain their current customers and attract new customers; the companies fail to develop new and enhanced products and services; key employees of Cimpress or Exagroup leave the company; Cimpress fails to make planned investments in its or Exagroup’s business or those investments do not have the anticipated effects on the companies’ businesses; Cimpress or Exagroup fail to manage the growth and development of their businesses and operations; competitors succeed in taking sales away from the companies’ products and services; or there are unfavorable changes in currency exchange rates or general economic conditions. You can also find other factors described in our Form 10-Q for the fiscal quarter ended December 31, 2014 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.